                                  EXHIBIT 99

                         SUSQUEHANNA BANCSHARES, INC.
                     26 NORTH CEDAR STREET, P.O. BOX 1000
                            LITITZ, PA  17543-7000
                                (717) 626-4721

                         SUSQUEHANNA BANCSHARES, INC.
                         ----------------------------
             ANNOUNCES ACQUISITION OF AUTOMOBILE FINANCING COMPANY
             -----------------------------------------------------

FOR IMMEDIATE RELEASE: LITITZ, PA., February 8, 2000: Susquehanna Bancshares, Inc. (Nasdaq-Amex: SUSQ) announced today that it completed the acquisition of Boston Service Company, Inc. (t/a Hann Financial Service Corporation) ("Hann"), a closely-held consumer automobile financing company, on February 1, 2000, for 2,360,000 shares of Susquehanna common stock.

     Hann, headquartered in Jamesburg, New Jersey, originates and services high quality automobile loans and leases in the New Jersey, eastern Pennsylvania, New York and Connecticut market areas. Currently, Hann services over $800 million in automobile related receivables. Hann's proven approach to credit underwriting provides a high return without relying on sub-prime credits.
Hann's portfolio reflects their standard of excellent credit quality with recoveries exceeding credit losses each year over the past five years and delinquencies in excess of 30 days representing less than one tenth of one percent of their portfolio at December 31, 1999.

     The acquisition will expand  Susquehanna's leasing service capabilities by
allowing   Susquehanna  to offer comprehensive consumer automobile financing
services (including lease origination and servicing), throughout its   market
area. This transaction is expected to be accretive to Susquehanna's earnings per share in 2000. This transaction should also significantly improve Susquehanna's fee income as Hann will now be able to securitize and sell more of its new originations, an opportunity that was significant in Hann's decision to become part of Susquehanna.

     Susquehanna Bancshares, Inc., is a multi-state bank holding company composed of nine banks, one savings bank, two leasing companies, a credit life reinsurance company and a trust and investment company with combined assets of approximately $4.9 billion. Susquehanna provides financial services through its subsidiaries - Citizens National Bank of Southern Pennsylvania, Greencastle, Pa.; Farmers & Merchants Bank and Trust, Hagerstown, Md.; Farmers First Bank, Lititz, Pa.; First National Trust Bank, Sunbury, Pa.; Williamsport National Bank, Williamsport, Pa.; First Capitol Bank, York, Pa.; First American National Bank of Pennsylvania, Everett, Pa.; Susque-Bancshares Leasing Co., Lititz, Pa.;

Susque-Bancshares Life Insurance Company, Lititz, Pa.; Susquehanna Trust & Investment Co., Lititz, Pa.; Susquehanna Bancshares South, Inc., parent of Susquehanna Bank, Towson, Md.; Susquehanna Bancshares East, Inc., parent of Equity Bank, N.A., Marlton, N.J. and Founders' Bank, Bryn Mawr, Pa.; and Boston
Service Company, Inc. (t/a Hann Financial Service Corporation.)   These
subsidiaries own or lease 140 community banking offices in the mid-Atlantic region.

     This press release contains "forward looking" statements as defined in the Private Securities Litigation Reform Act of 1995, that are based on Susquehanna's current expectations, estimates and projections about future events and financial trends affecting the financial condition of its business. These statements are not historical facts or guarantees of future performance, events or results. Such statements involve potential risks and uncertainties. Accordingly, actual results may differ materially. Susquehanna undertakes no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise.

     Investor information may be requested on our web-site at http://www.susqbanc.com.

For Further Information Contact:        Robert S. Bolinger
                                        Chairman of the Board & CEO
                                        SUSQUEHANNA BANCSHARES, INC.